Exhibit 99.1

FINANCIAL STATEMENTS

Genomics Collaborative, Inc.

For the years ended December 31, 2003, 2002 and 2001

and Independent Auditors’ Report

Genomics Collaborative, Inc.

Financial Statements

For the years ended December 31, 2003, 2002 and 2001

INDEPENDENT AUDITORS’ REPORT

To the Stockholders and Board of Directors of

Genomics Collaborative, Inc.

Cambridge, Massachusetts

We have audited the accompanying balance sheets of Genomics Collaborative, Inc. (the “Company”) as of December 31, 2003 and 2002, and the related statements of operations, stockholders’ deficiency, and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 30, 2004

GENOMICS COLLABORATIVE, INC.

BALANCE SHEETS

DECEMBER 31, 2003 AND 2002

	2003	2002
ASSETS

CURRENT ASSETS:

Cash and cash equivalents	$3,719,485	$6,418,807

Accounts receivable	765,650	650,876

Prepaid expenses and other current assets	145,721	216,106

Total current assets	4,630,856	7,285,789

PROPERTY AND EQUIPMENT—Net	3,063,365	4,533,916

OTHER ASSETS	445,840	333,380

TOTAL	$8,140,061	$12,153,085

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES:

Accounts payable and accrued expenses	$563,412	$1,252,490

Current portion of long-term debt	580,535	1,170,551

Deferred revenue	388,849	232,500

Total current liabilities	1,532,796	2,655,541

LONG-TERM DEBT—Net of current portion	1,806,522	2,007,415

COMMITMENTS AND CONTINGENCIES (Note 9)

REDEEMABLE CONVERTIBLE PREFERRED STOCK:
Series A, par value, $.01 per share—4,200,000 shares authorized, issued and outstanding (liquidation preference of $3,071,466 and $2,891,466 at December 31, 2003 and 2002, respectively)	2,000,000	2,000,000
Series B, par value, $.01 per share—1,543,255 shares authorized, issued and outstanding (liquidation preference of $2,941,715 and $2,761,715 at December 31, 2003 and 2002, respectively)	2,000,000	2,000,000
Series C, par value, $.01 per share—10,701,797 shares authorized, issued and outstanding (liquidation preference of $16,793,545 and $15,703,938 at December 31, 2003 and 2002, respectively)	12,106,743	12,106,743
Series D, par value, $.01 per share—13,733,334 shares authorized; 12,066,666 shares issued and outstanding at December 31, 2003 and 2002 (liquidation preference of $36,200,000)	36,200,000	36,200,000
Series E, par value, $.01 per share—37,857,142 shares authorized; 36,367,177 and 34,244,318 shares issued and outstanding at December 31, 2003 and 2002, respectively (liquidation preference of $40,591,292 and $39,883,980 at December 31, 2003 and 2002, respectively)	7,743,665	5,284,646

Total redeemable convertible preferred stock	60,050,408	57,591,389

PREFERRED STOCK WARRANTS	154,222	150,414

STOCKHOLDERS’ DEFICIENCY:

Common stock, par value, $.01 per share—120,000,000 shares authorized; 7,753,375 shares issued and outstanding	77,534	77,534

Additional paid-in capital	—	414,411

Deferred compensation	—	15,219

Accumulated deficit	(55,481,421)	(50,758,838)

Total stockholders’ deficiency	(55,403,887)	(50,251,674)

TOTAL	$8,140,061	$12,153,085

See notes to financial statements.

GENOMICS COLLABORATIVE, INC.

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

	2003	2002	2001
REVENUES	$4,338,344	$2,679,711	$957,357

OPERATING EXPENSES:
Research and development	3,730,142	9,093,795	16,024,998
General and administrative	1,942,865	2,683,105	4,505,448
Depreciation and amortization	1,444,882	1,481,588	1,111,013

Total operating expenses	7,117,889	13,258,488	21,641,459

NET OPERATING LOSS	(2,779,545)	(10,578,777)	(20,684,102)

OTHER (EXPENSE) INCOME:
Interest income	53,972	139,628	1,037,013
Interest expense	(267,621)	(464,298)	(227,794)

Total other (expense) income	(213,649)	(324,670)	809,219

NET LOSS	$(2,993,194)	$(10,903,447)	$(19,874,883)

See notes to financial statements.

GENOMICS COLLABORATIVE, INC.

STATEMENTS OF STOCKHOLDERS’ DEFICIENCY

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

	Common Stock		Additional Paid-In Capital	Deferred Compensation	Accumulated Deficit	Total Stockholders’ Deficiency
	Shares	Amount
BALANCE—January 1, 2001	7,407,625	$74,076	$980,353	$(223,344)	$(19,980,508)	$(19,149,423)

Exercise of stock options	277,125	2,771	45,196	—	—	47,967

Deferred compensation related to issuance of stock options	—	—	215,179	(215,179)	—	—

Amortization of deferred compensation	—	—	—	269,584	—	269,584

Net loss	—	—	—	—	(19,874,883)	(19,874,883)

BALANCE—December 31, 2001	7,684,750	76,847	1,240,728	(168,939)	(39,855,391)	(38,706,755)

Exercise of stock options	68,625	687	10,801	—	—	11,488

Deferred compensation related to issuance of stock options	—	—	(310,549)	310,549	—	—

Amortization of deferred compensation	—	—	—	(126,391)	—	(126,391)

Preferred stock accretion	—	—	(526,569)	—	—	(526,569)

Net loss	—	—	—	—	(10,903,447)	(10,903,447)

BALANCE—December 31, 2002	7,753,375	77,534	414,411	15,219	(50,758,838)	(50,251,674)

Remeasurement of deferred compensation	—	—	15,219	(15,219)	—	—

Preferred stock accretion	—	—	(429,630)	—	(1,729,389)	(2,159,019)

Net loss	—	—	—	—	(2,993,194)	(2,993,194)

BALANCE—December 31, 2003	7,753,375	$77,534	$—	$—	$(55,481,421)	$(55,403,887)

See notes to financial statements.

GENOMICS COLLABORATIVE, INC.

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

	2003	2002	2001
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,993,194)	$(10,903,447)	$(19,874,883)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,444,882	1,481,588	1,111,013
Loss on disposal of equipment	61,412	120,026	72,750
Noncash stock-based compensation	—	(126,391)	269,584
Noncash interest expense	3,808	—	—
Amortization of discounts on short-term investments and debt	—	162,591	74,132
Changes in assets and liabilities:
Accounts receivable, net	(114,774)	(308,866)	(307,610)
Prepaid expenses and other current assets	70,385	89,189	205,123
Other assets	(112,460)	47,876	167,003
Accounts payable and accrued expenses	(689,078)	(612,228)	(492,134)
Deferred revenue	156,349	(89,022)	321,522

Net cash used in operating activities	(2,172,670)	(10,138,684)	(18,453,500)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(39,343)	(1,310,172)	(2,771,001)
Proceeds from disposal of equipment	3,600	3,250	4,350
Purchase of short-term investments	—	(2,014,662)	(15,707,662)
Proceeds from maturities of short-term investments	—	7,500,000	16,050,000

Net cash (used in) provided by investing activities	(35,743)	4,178,416	(2,424,313)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	—	11,488	47,967
Proceeds from issuance of preferred stock	300,000	4,758,077	—
Proceeds from promissory note	2,500,000	1,061,055	3,386,425
Principal payments under term loans	(3,270,672)	(989,025)	(800,727)
Principal payments under capital lease obligations	(20,237)	(35,598)	(46,251)

Net cash (used in) provided by financing activities	(490,909)	4,805,997	2,587,414

NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,699,322)	(1,154,271)	(18,290,399)

CASH AND CASH EQUIVALENTS—Beginning of year	6,418,807	7,573,078	25,863,477

CASH AND CASH EQUIVALENTS—End of year	$3,719,485	$6,418,807	$7,573,078

See notes to financial statements.

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

During the years ended December 31, 2003, 2002 and 2001, the Company paid interest of $276,715, $372,292 and $128,252, respectively.

GENOMICS COLLABORATIVE, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

1.	NATURE OF BUSINESS

Genomics Collaborative, Inc. (the “Company”) is a private biotechnology company, based in Cambridge, MA, that has developed a unique expertise in applying human genetics to drug and diagnostic discovery. The Company takes a clinical approach to discovering the linkage between human genes, proteins, and disease. The Company’s platform, which has been validated through partnerships with more than 90 pharmaceutical and biotechnology companies, offers a highly efficient method to validate genomics-based drug and diagnostic targets. The cornerstone of the Company’s value proposition is Global Repository®, an unparalleled, large-scale resource of appropriately consented clinical research material, including human DNA, sera, and snap-frozen tissue samples, linked to detailed medical information collected from patient populations worldwide.

As shown in the financial statements, for the years ended December 31, 2003, 2002 and 2001 the Company incurred net losses of $2,993,194, $10,903,447 and $19,874,883, respectively, and had negative cash flows from operations of $2,172,670, $10,138,684 and $18,453,500, respectively. The Company’s net loss and working-capital needs principally have been funded by the issuance of preferred stock, common stock, loans received from the Company’s stockholders and commercial lenders, and revenue. Since December 31, 2003, the Company has continued to incur losses. The Company has planned for continued growth in revenue from sales of research materials resulting in positive cash flows by the end of 2004. If the Company is unable to achieve its planned revenue growth, management may reduce operating costs to the extent necessary to provide sufficient liquidity for operations beyond December 31, 2004

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates—The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition—Revenues from sales of research materials are recognized when persuasive evidence of an arrangement exists, the price is fixed and determinable, delivery has occurred, and there is reasonable assurance of collection. Revenue from research and development contracts is recognized over applicable contract periods or as defined milestones are attained, as specified by each contract, and as costs related to the contracts are incurred. Payments received under such arrangements prior to completion of the related procedures or attainment of milestones are recorded as deferred revenue.

Research and Development Expenses—Research and development expenses are charged to operations as incurred. These expenses include the cost to procure, process and catalog clinical materials.

Income Taxes—Deferred tax liabilities and assets are provided for differences between the book and tax bases of existing assets and liabilities and tax loss carryforwards and credits, using tax rates expected to be in effect in the years in which differences are expected to reverse. Valuation allowances are provided to the extent realization of tax assets is not considered likely.

Cash Equivalents—Cash equivalents with original purchased maturities of three months or less consist of U.S. Treasury securities, commercial paper, money market accounts, and an overnight repurchase agreement. The repurchase agreement is fully collateralized by U.S. government securities.

Property and Equipment—Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets: three years for computers; five years for equipment, furniture and fixtures; and the lesser of the useful life or remaining lease term for leasehold improvements.

The Company reviews its long-lived assets for impairment if events or circumstances indicate that the carrying value of those assets may not be recoverable. An impairment loss is indicated if the sum of the expected future cash flows is less than the carrying amount of those assets. In such circumstances, the Company will recognize an impairment loss for the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset.

Fair Value of Financial Instruments—The carrying amounts of the Company’s financial instruments, which include cash, cash equivalents, accounts receivable, accounts payable, accrued expenses and debt, approximate their fair values.

401(k) Plan—The Company’s 401(k) Retirement Savings Plan (the “401(k) Plan”) is available for all of its employees. Employees may contribute up to 20% of their eligible compensation, subject to certain Internal Revenue Service limitations. The Company does not match employee contributions.

Stock-Based Compensation—The Company uses the intrinsic-value method to account for employee stock option awards under the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations. The Company also provides disclosures based on the fair-value method in the notes to the financial statements as permitted by Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation.” Stock or other equity-based compensation for nonemployees must be accounted for under the fair-value method as required by SFAS No. 123 and Emerging Issues Task Force (“EITF”) Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction With Selling, Goods or Services.” Under this method, the equity-based instrument is valued on a regular basis at either the fair value of the consideration received or the equity instrument issued on the date of grant. The resulting compensation cost is recognized and charged to operations over the service period, which is usually the vesting period.

At December 31, 2003, the Company has one stock-based employee compensation plan, which is described more fully in Note 7. No stock-based employee compensation cost is reflected in net income, as all options granted under this plan had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net loss if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation for the years ended December 31:

	2003	2002	2001
Net loss—as reported	$(2,993,194)	$(10,903,447)	$(19,874,883)

Deduct stock-based compensation expense determined under fair-value method	(110,744)	(115,255)	(112,870)

Net loss—pro forma	$(3,103,938)	$(11,018,702)	$(19,987,753)

Pro forma information regarding net loss during the years ended December 31, 2003, 2002 and 2001 has been determined as if the Company had accounted for its employee stock options under the fair-value method prescribed by SFAS No. 123. The fair value of options was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	2003	2002	2001
Risk-free interest rate	2.07%	3.22%	4.17%

Dividend yield	—	—	—

Volatility (minimum value method)	—	—	—

Weighted-average expected life	3.5 years	3.5 years	3.5 years

The estimated weighted-average fair value of options granted during the years ended December 31, 2003, 2002 and 2001 was $.02, $.05 and $.16, respectively.

3.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31:

	2003	2002
Equipment and software	$6,800,436	$6,823,555
Furniture and fixtures	128,302	128,302
Leasehold improvements	692,444	750,666

Total property and equipment	7,621,182	7,702,523

Less accumulated depreciation and amortization	(4,557,817)	(3,168,607)

Property and equipment—net	$3,063,365	$4,533,916

4.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following at December 31:

	2003	2002
Accounts payable	$295,635	$944,470
Accrued compensation and related costs	126,741	116,333
Accrued other	141,036	191,687

Total	$563,412	$1,252,490

5.	LONG-TERM DEBT

The Company entered into an agreement for a $2,500,000 term loan facility (the “Promissory Note”) with a commercial lender in 2003. The note bears interest at 8.25% per annum and matures November 1, 2006. The Company used the proceeds of the Promissory Note to repay the outstanding principal balance of the Loan and Security Agreement, described below. Principal and interest payments are amortized over a 36-month period. The Promissory Note is secured by the Company’s fixed assets and by a security deposit. At December 31, 2003, the principal outstanding balance under the Promissory Note was $2,387,057.

In connection with establishing the Promissory Note, the Company issued to the lender a warrant to purchase 357,143 shares of Series E Redeemable Convertible Preferred Stock (the “Series E Preferred Stock”) exercisable at $0.14 per share. The warrant’s relative fair value was estimated using the Black-Scholes option-pricing model and amounted to $3,808 and is recorded as a discount to the related debt. The entire amount was recorded as interest expense during 2003.

The Company entered into a $5,000,000 debt facility (the “Loan and Security Agreement”) with a commercial lender in 2001. In connection with establishing the Loan and Security Agreement, the Company issued to the lender a warrant to purchase $200,000 of preferred stock. The warrant is exercisable at $0.14 per share. The warrant’s relative fair value was estimated using the Black-Scholes option-pricing model and amounted to $150,414 and was recorded as a discount on the related debt. The discount was amortized to interest expense through June 30, 2002.

During 2003, in connection with establishment of the Promissory Note, the Company repaid the entire outstanding balance of the Loan and Security Agreement. In addition to repaying the Loan and Security Agreement, the related warrant to purchase Series E Preferred Stock was amended and revalued to reduce the number of underlying shares.

The carrying value of long-term debt is as follows at December 31:

	2003	2002
Capital lease obligations	$—	$20,237

Promissory Note	2,387,057	—

Loan and Security Agreement	—	3,157,729

Subtotal	2,387,057	3,177,966

Less current portion	(580,535)	(1,170,551)

Total long-term portion	$1,806,522	$2,007,415

As of December 31, 2003, future principal payments under the Promissory Note are as follows:

2004	$580,535
2005	961,763
2006	844,759

$2,387,057

6.	STOCKHOLDERS’ DEFICIENCY AND REDEEMABLE CONVERTIBLE PREFERRED STOCK

Common Stock—Common stock holders have full voting rights on matters as to which holders of common stock are entitled to vote. Dividends and liquidation rights of common stock are subordinate to those of all series of preferred stock.

Redeemable Convertible Preferred Stock—In February 1998, the Company issued Series A Notes, which resulted in proceeds of $2,000,000. The Series A Notes, including accrued interest, were to mature in February 2003 and were convertible by the holder, at any time, into shares (not including accrued interest) of the Company’s preferred stock. In September 1999, the Series A Notes were converted into 4,200,000 shares of Series A Redeemable Convertible Preferred Stock (the “Series A Preferred Stock”) at $.476 per share.

In October 1998, the Company issued Series B Notes, which resulted in proceeds of $2,000,000. The Series B Notes, including accrued interest, were to mature in October 2003 and were convertible by the holder, at any time, into shares (not including accrued interest) of the Company’s preferred stock. In September 1999, the Series B Notes were converted into 1,543,255 shares of Series B Redeemable Convertible Preferred Stock (the “Series B Preferred Stock”) at $1.296 per share.

In September 1999, the Company issued Series A and Series B Preferred Stock (as described above) and 10,701,797 shares of Series C Redeemable Convertible Preferred Stock (the “Series C Preferred Stock”) for total consideration of $12,100,000. Consideration was in the form of $11,400,000 in cash and the cancellation of a $700,000 bridge financing (the “Bridge Financing”) with accrued interest issued in August 1999.

In September 2000, the Company authorized 13,733,334 shares and issued 12,066,666 shares of Series D Redeemable Convertible Preferred Stock (the “Series D Preferred Stock”) for total consideration of $36,200,000.

In September 2002, the Company authorized 37,857,142 shares of Series E Preferred Stock. The Company issued 2,142,859 and 34,224,318 shares of Series E Preferred Stock, which resulted in gross proceeds of $300,000 and $4,791,406 for the years ended December 31, 2003 and 2002, respectively. The initial carrying amount of Series E Preferred Stock is being accreted to its redemption value ($15,274,212 plus accrued dividends) through 2007. The periodic increases in carrying amount are affected by charges against additional paid-in capital and stockholder’s deficiency.

Rights and Preferences of the Preferred Stock—Shares of preferred stock having a par value of $.01 are entitled to certain rights and preferences. Among these are dividends, liquidation rights, voting rights, conversion, and redemption.

Dividends—When and if declared by the Board of Directors, holders of Series A, B, C, D, and E Preferred Stock are entitled to receive dividends equal to $.043, $.129, $.102, $.24, and $.011 per share per annum, respectively. Dividends for Series A, B, and C Preferred Stock are cumulative whether or not declared by the Board of Directors, and dividends for Series D Preferred Stock are noncumulative. Dividends for Series E Preferred Stock accrue quarterly and compound annually to the extent not paid whether or not declared by the Board of Directors. Any and all cumulative dividends on Series A, B, and C Preferred Stock that have not been declared by the Board of Directors at the time of an initial public offering of the Company’s common stock are forfeited by such holders.

Liquidation Rights—In the event of liquidation (including a sale of the Company), holders of Series E Preferred Stock are entitled to receive prior to, and in preference to, any distribution of any of the assets or surplus funds of the Company available for distribution to the holders of common stock or Series A, B, C, and D Preferred Stock, the aggregate amount of $35,000,000 in proportion to each such holder’s percentage ownership of the then-outstanding Series E Preferred Stock. After payment to holders of Series E Preferred Stock, as stated above, holders of Series A, B, C, D, and E Preferred Stock are entitled to receive the original purchase price of such shares and all cumulative and unpaid dividends for each preferred share held. In addition, subsequent to shareholders of the Series A, B, C, D, and E Preferred Stock receiving their original purchase amount plus accrued dividends, if funds are available, Series A and Series B shareholders shall be entitled to receive $.0708 and $.1085 per share, respectively. The entire remaining assets and funds, if any, are distributed ratably among the holders of the Series A, B, C, D, and E Preferred Stock and the holders of the common stock.

Voting Rights—Each holder of preferred stock is entitled to the number of votes equal to the number of shares of the Company’s common stock into which such holder’s shares are convertible at the record date for such vote.

Conversion—Each share of preferred stock is convertible at any time into a number of shares of common stock as is determined by applying the effective conversion rate. As of

December 31, 2003, the conversion rates of preferred to common stock for preferred shareholders who participated in the Series E financing are 1:1.54, 1:1.76, 1:1.71, 1:1.85, and 1:1 for Series A, B, C, D, and E Preferred Stock, respectively. The conversion rate of preferred to common stock for Series C and Series D preferred shareholders who did not participate in the Series E financing is 1:1. Shares of each class of preferred stock automatically convert into common stock upon the affirmative vote of 60% or more of the holders of that class of shares. All shares of preferred stock shall automatically convert into shares of common stock in the event of an initial public offering of the Company’s stock, resulting in net cash proceeds of at least $30,000,000 and a price per share of not less than $0.70.

Redemption—After September 30, 2007 and upon the written request of the holders of not less than 60% of the outstanding shares of Series E Preferred Stock, the Company shall redeem all of the Series E Preferred Stock outstanding at three times the original issuance price, plus accrued dividends. After September 30, 2007 and upon the written request of the holders of not less than 60% of the outstanding shares of Series A, B, C and D Preferred Stock, voting together as a class, shall redeem all of the shares of Series A, B, C and D Preferred Stock outstanding at the original issuance price.

Stock Purchase Warrants—In connection with the issuance of the Bridge Financing in August 1999, the Company issued to existing investors 140,456 warrants to purchase shares of Series C Preferred Stock at a price of $1.36 per share. The fair value of the warrants was not material. The warrants expire August 4, 2004. In connection with establishing the Loan and Security Agreement, the Company issued to the lender a warrant to purchase 1,071,428 shares of preferred stock (Note 5). The relative fair value of the warrant was $150,414. In connection with establishing the Promissory Note (Note 5), the Company issued to the lender a warrant to purchase 357,143 shares of preferred stock. The relative fair value of the warrant was $3,808.

7.	STOCK OPTIONS

Stock Option Plan—During 1997, the Company adopted the 1997 Stock Incentive Plan (the “Plan”), which provides for the granting of stock options and stock awards to employees, directors, consultants and advisors of the Company. The Company has amended the Plan to increase the aggregate number of shares of the Company’s common stock that may be issued pursuant to stock options or stock awards to 15,624,702 shares. Unless previously terminated, the Plan will terminate September 11, 2007.

Exercise prices have been established at the fair value of the underlying common stock at the date of grant. Options generally vest over four years. A summary of option activity under the Plan is as follows:

	Number of Shares	Weighted- Average Exercise Price
Balance—January 1, 2001	3,268,375	$0.45

Granted	1,298,000	1.20

Exercised	(277,125)	0.17

Canceled	(916,875)	0.58

Balance—December 31, 2001	3,372,375	0.73

Granted	9,760,899	0.05

Exercised	(68,625)	0.17

Canceled	(4,717,514)	0.30

Balance—December 31, 2002	8,347,135	0.19

Granted	3,700,197	0.02

Exercised	—	—

Canceled	(156,875)	0.87

Balance—December 31, 2003	11,890,457	$0.13

At December 31, 2003, the Company has options to purchase 2,480,870 shares available for grant.

The Company issued 10,500 and 124,500 of options to purchase common stock to nonemployees in consideration of services rendered during the years ended December 31, 2002 and 2001, respectively. Such options provide for 25% vesting each year. The Company has recorded stock-based compensation related to all grants to nonemployees of $0, $(126,391) and $269,584 during December 31, 2003, 2002 and 2001, respectively. Pursuant to EITF Issue No. 96-18, “Accounting for Equity Instruments Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services,” the Company must periodically remeasure the fair value of unvested nonemployee equity instruments through the earlier of a performance commitment or performance completion, as defined in EITF Issue No. 96-18. The period remeasurement of the fair value may result in additional charges to operations in future periods.

The following table sets forth information regarding all stock options outstanding at December 31, 2003:

	Options Outstanding			Options Currently Exercisable
Range of Exercise Prices	Number of Shares	Weighted- Average Remaining Life (Years)	Weighted- Average Exercise Price	Number of Shares	Weighted- Average Exercise Price
$0.02	9,822,207	9.2	$0.02	1,530,503	$0.02
0.06	100,250	4.4	0.06	100,250	0.07
0.08	236,500	5.2	0.08	236,500	0.08
0.12	366,500	6.0	0.12	366,500	0.12
0.34	487,500	6.5	0.34	360,500	0.34
1.20	877,500	7.5	1.20	579,500	1.20

$0.02-$1.20	11,890,457	8.8	$0.13	3,173,753	$0.30

At December 31, 2002 and 2001, there were 1,105,500 and 621,750 options exercisable, respectively, with weighted-average exercise prices of $0.50 and $0.46, respectively.

8.	INCOME TAXES

At December 31, 2003, the Company has approximately $21,591,000 of net operating loss (“NOL”) carryforwards for U.S. federal income tax purposes and approximately $1,932,000 of research and development tax credits available to offset future federal income tax, subject to limitations for alternative minimum tax. The NOL and research and development credit carryforwards are subject to examination by the tax authorities and expire in various years from 2003 through 2022.

The components of the net deferred income tax assets at December 31 are as follows:

	2003	2002
Net operating loss carryforwards	$8,636,000	$7,288,000
Tax benefit from stock options	180,000	181,000
Capitalized research and development expenses— net of amortization	12,773,000	12,923,000
Research tax credit carryforwards	1,932,000	1,902,000
Other	(175,000)	(124,000)
Less valuation allowance	(23,346,000)	(22,170,000)

	$—	$—

Tax benefits from stock options will be credited to additional paid-in capital when realized. The valuation allowance has been provided because of the uncertainty of realizing the future benefits of the net deferred income tax assets. The valuation allowance increased by $1,266,000 from December 31, 2002 to December 31, 2003.

9.	COMMITMENTS AND CONTINGENCIES

Lease Commitments—The Company leases its offices and laboratories under noncancelable operating leases with initial terms of three to ten years, expiring in 2004 and 2008. Total rent expense for the years ended December 31, 2003, 2002 and 2001 amounted to $696,360, $788,740 and $718,425, respectively.

Future minimum lease payments under the Company’s noncancelable operating leases as of December 31, 2003 are as follows:

2004	$444,878
2005	467,178
2006	467,178
2007	467,178
2008	467,178

Total	$2,313,590

Litigation—In May 2001, Rotterdam Realty (“Rotterdam”) filed suit against the Company in the Middlesex County Superior Court in the Commonwealth of Massachusetts. Rotterdam claims that the Company is obligated to lease certain space in the Cambridge area and is seeking payment in the amount of the lease obligations over a three-year term.

On January 9, 2003, the Court granted the Company’s motion for summary judgment as to all of Rotterdam’s claims other than its claim for unfair and deceptive trade practices. A trial on that sole remaining claim is tentatively scheduled for November 1, 2004. The Company believes it has meritorious defenses to Rotterdam’s sole remaining claim and it is not possible to predict a likely outcome with precision. Although the Company believes it will be able to successfully defend the sole remaining claim, the estimated maximum liability from the suit is $2,500,000.